Exhibit 99.1

Infinera Corporation Reports Second Quarter 2019 Financial Results

Sunnyvale, Calif., August 7, 2019 - Infinera Corporation, provider of Intelligent Transport Networks, today released financial results for its second quarter ended June 29, 2019.
GAAP revenue for the quarter was $296.3 million compared to $292.7 million in the first quarter of 2019 and $208.2 million in the second quarter of 2018.
GAAP gross margin for the quarter was 20.7% compared to 22.7% in the first quarter of 2019 and 40.5% in the second quarter of 2018. GAAP operating margin for the quarter was (36.6)% compared to (38.2)% in the first quarter of 2019 and (10.4)% in the second quarter of 2018.
GAAP net loss for the quarter was $113.7 million, or $(0.64) per share, compared to a net loss of $121.6 million, or $(0.69) per share, in the first quarter of 2019, and net loss of $21.9 million, or $(0.14) per share, in the second quarter of 2018.
Non-GAAP revenue for the quarter was $306.9 million compared to $295.6 million in the first quarter of 2019 and $208.2 million in the second quarter of 2018.
Non-GAAP gross margin for the quarter was 30.7% compared to 35.3% in the first quarter of 2019 and 43.9% in the second quarter of 2018. Non-GAAP operating margin for the quarter was (12.3)% compared to (11.9)% in the first quarter of 2019 and (0.7)% in the second quarter of 2018.
Non-GAAP net loss for the quarter was $42.0 million, or $(0.24) per share, compared to a net loss of $41.2 million, or $(0.23) per share, in the first quarter of 2019, and net loss of $1.3 million, or $(0.01) per share, in the second quarter of 2018.
A further explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the GAAP equivalents can be found at the end of this release.
“During the quarter, we significantly enhanced the longer-term position of the New Infinera with strong customer traction led by bookings from several new Tier-1 wins and the initial ramp of a new internet content provider,” said Tom Fallon, Infinera CEO. “Continued progress on our integration program, which we expect to largely complete in the fourth quarter of 2019, is enabling synergies to track ahead of prior commitments. Based on this foundation, we expect to return to non-GAAP profitability and positive cash flow in the fourth quarter of 2019."

Financial Outlook
Infinera's outlook for the quarter ending September 28, 2019 is as follows:

•	GAAP revenue is expected to be $328 million +/- $10 million. Non-GAAP revenue is expected to be $330 million +/- $10 million.

•	GAAP gross margin is expected to be 27% +/- 200 bps. Non-GAAP gross margin is expected to be 32% +/- 200 bps.

•	GAAP operating expenses are expected to be $150 million +/- $3 million. Non-GAAP operating expenses are expected to be $130 million +/- $3 million.

•	GAAP operating margin is expected to be approximately (19)%. Non-GAAP operating margin is expected to be approximately (7)%.

•	GAAP EPS is expected to be $(0.40) +/- $0.02. Non-GAAP EPS is expected to be $(0.17) +/- $0.02.

Second Quarter 2019 Financial Commentary Available Online
A CFO Commentary reviewing Infinera's second quarter of 2019 financial results will be furnished to the SEC on Form 8-K and published on Infinera's Investor Relations website at investors.infinera.com. Analysts and investors are encouraged to review this commentary prior to participating in the conference call webcast.
Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its results for the second quarter of 2019 and its outlook for the third quarter of 2019 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may join the conference call by dialing 1-866-373-6878 (toll free) or 1-412-317-5101 (international). A live webcast of the conference call will also be accessible from the Events section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue	Investors: Ted Moreau
Tel. +1 (916) 595-8157	Tel. +1 (408) 542-6205
avue@infinera.com	tmoreau@infinera.com

About Infinera
Infinera provides Intelligent Transport Networks, enabling carriers, cloud operators, governments and enterprises to scale network bandwidth, accelerate service innovation and automate optical network operations. Infinera’s end-to-end packet-optical portfolio is designed for long-haul, subsea, data center interconnect and metro applications. To learn more about Infinera visit www.infinera.com, follow us on Twitter @Infinera and read our latest blog posts at www.infinera.com/blog.
Forward-Looking Statements
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. Such forward-looking statements include, without limitation, Infinera’s expectations regarding integration; the level of synergies to be achieved; its ability to return to non-GAAP profitability and positive cash flow in the fourth quarter of 2019; and its financial outlook for the third quarter of 2019.
Forward-looking statements can also be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and "would” or similar words. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include, the combined company's ability to promptly and effectively integrate the businesses; Infinera's ability to realize synergies in a timely manner; market acceptance of the combined company's end-to-end portfolio; Infinera’s future capital needs and its ability to generate the cash flow or otherwise secure the capital necessary to make anticipated capital expenditures; Infinera's ability to service its debt obligations and pursue its strategic plan; the diversion of management time on issues related to the integration; delays in the development and introduction of new products or updates to existing products and market acceptance of these products; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by Infinera's key customers; the effect that changes in product pricing or mix, and/or increases in component costs could have on Infinera’s gross margin; the effects of customer consolidation; Infinera’s ability to respond to rapid technological changes; aggressive business tactics by Infinera’s competitors; Infinera's reliance on single and limited source suppliers; Infinera’s ability to protect Infinera’s intellectual property; claims by others that Infinera infringes their intellectual property; Infinera’s ability to successfully integrate its enterprise resource planning system and other management systems; the effect of global macroeconomic conditions, including tariffs, on Infinera's business; war, terrorism, public health issues, natural disasters and other circumstances that could disrupt the supply, delivery or demand of Infinera's products; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in its Quarterly Report on Form 10-Q for the quarter ended on March 30, 2019 as filed with the SEC on May 9, 2019, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on

Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP measures that exclude acquisition-related deferred revenue and inventory adjustments, other customer related charges, non-cash stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs, restructuring and related costs (credits), litigation charges, amortization of debt discount on Infinera’s convertible senior notes, impairment charge of non-marketable equity investments, gain on non-marketable equity investments, and certain purchase accounting adjustments related to Infinera's acquisitions, along with related tax effects. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled, “GAAP to Non-GAAP Reconciliations.”
Infinera has included forward-looking non-GAAP information in this press release, including an estimate of certain non-GAAP financial measures for the third quarter of 2019 that exclude non-cash stock-based compensation expenses, acquisition related deferred revenue adjustments, acquisition and integration costs related to Infinera's acquisition of Coriant, restructuring and related expenses, amortization of acquired intangible assets and related tax effects. Please see the section titled, “GAAP to Non-GAAP Reconciliations of Financial Outlook” below on specific adjustments.
Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for gross margin, operating margin, net loss, or basic and diluted net loss per share prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.
A copy of this press release can be found on the Investor Relations page of Infinera’s website at www.infinera.com.
Infinera and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Revenue:
Product	$226,866	$175,288	$449,873	$346,917
Services	69,384	32,939	139,084	63,991
Total revenue	296,250	208,227	588,957	410,908
Cost of revenue:
Cost of product	177,501	105,914	335,318	208,238
Cost of services	36,831	13,039	73,507	25,870
Amortization of intangible assets	8,098	4,943	16,350	10,284
Acquisition and integration costs	10,700	—	12,764	—
Restructuring and related	1,864	26	23,330	43
Total cost of revenue	234,994	123,922	461,269	244,435
Gross profit	61,256	84,305	127,688	166,473
Operating expenses:
Research and development	73,937	56,158	147,597	114,839
Sales and marketing	37,651	28,234	77,688	57,119
General and administrative	35,672	18,365	68,716	36,201
Amortization of intangible assets	6,745	1,487	13,802	3,094
Acquisition and integration costs	12,164	—	19,298	—
Restructuring and related	3,471	1,680	20,659	1,517
Total operating expenses	169,640	105,924	347,760	212,770
Loss from operations	(108,384)	(21,619)	(220,072)	(46,297)
Other income (expense), net:
Interest income	183	629	949	1,526
Interest expense	(7,280)	(2,501)	(14,843)	(6,184)
Other gain (loss), net:	3,210	1,429	287	1,935
Total other income (expense), net	(3,887)	(443)	(13,607)	(2,723)
Loss before income taxes	(112,271)	(22,062)	(233,679)	(49,020)
Provision for (benefit from) income taxes	1,385	(124)	1,578	(802)
Net loss	(113,656)	(21,938)	(235,257)	(48,218)

Net loss per common share - basic and diluted:	$(0.64)	$(0.14)	$(1.33)	$(0.32)

Weighted average shares used in computing net loss per common share - basic and diluted:	178,677	152,259	177,542	151,296

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages and per share data)(Unaudited)

	Three Months Ended						Six Months Ended
	June 29, 2019		March 30, 2019		June 30, 2018		June 29, 2019		June 30, 2018
Reconciliation of Revenue:
U.S. GAAP as reported	$296,250		$292,707		$208,227		$588,957		$410,908
Acquisition-related deferred revenue adjustment(1)	2,530		2,905		—		5,435		—
Other customer related charges(2)	8,100		—		—		8,100		—
Non-GAAP as adjusted	$306,880		$295,612		$208,227		$602,492		$410,908

Reconciliation of Gross Profit:
U.S. GAAP as reported	$61,256	20.7%	$66,432	22.7%	$84,305	40.5%	$127,688	21.7%	$166,473	40.5%
Acquisition-related deferred revenue adjustment(1)	2,530		2,905		—		5,435		—
Other customer related charges(2)	8,100		—		—		8,100		—
Stock-based compensation(3)	1,591		1,328		2,039		2,919		3,033
Amortization of acquired intangible assets(4)	8,098		8,252		4,943		16,350		10,284
Acquisition and integration costs(5)	10,700		2,064		—		12,764		—
Acquisition-related inventory adjustments(6)	—		1,778		—		1,778		—
Restructuring and related(7)	1,864		21,466		26		23,330		43
Non-GAAP as adjusted	$94,139	30.7%	$104,225	35.3%	$91,313	43.9%	$198,364	32.9%	$179,833	43.8%

Reconciliation of Operating Expenses:
U.S. GAAP as reported	$169,640		$178,120		$105,924		$347,760		$212,770
Stock-based compensation(3)	11,456		7,385		10,005		18,841		19,994
Amortization of acquired intangible assets(4)	6,745		7,057		1,487		13,802		3,094
Acquisition and integration costs(5)	12,164		7,134		—		19,298		—
Restructuring and related(7)	3,471		17,188		1,680		20,659		1,517
Litigation charges(8)	4,050		—		—		4,050		—
Non-GAAP as adjusted	$131,754		$139,356		$92,752		$271,110		$188,165

Reconciliation of Loss from Operations:
U.S. GAAP as reported	$(108,384)	(36.6)%	$(111,688)	(38.2)%	$(21,619)	(10.4)%	$(220,072)	(37.4)%	$(46,297)	(11.3)%
Acquisition-related deferred revenue adjustment(1)	2,530		2,905		—		5,435		—
Other customer related charges(2)	8,100		—		—		8,100		—
Stock-based compensation(3)	13,047		8,713		12,044		21,760		23,027
Amortization of acquired intangible assets(4)	14,843		15,309		6,430		30,152		13,378
Acquisition and integration costs(5)	22,864		9,198		—		32,062		—
Acquisition-related inventory adjustments(6)	—		1,778		—		1,778		—
Restructuring and related(7)	5,335		38,654		1,706		43,989		1,560
Litigation charges(8)	4,050		—		—		4,050		—
Non-GAAP as adjusted	$(37,615)	(12.3)%	$(35,131)	(11.9)%	$(1,439)	(0.7)%	$(72,746)	(12.1)%	$(8,332)	(2.0)%

	Three Months Ended			Six Months Ended
	June 29, 2019	March 30, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Reconciliation of Net Loss:
U.S. GAAP as reported	$(113,656)	$(121,601)	$(21,938)	$(235,257)	(48,218)
Acquisition-related deferred revenue adjustment(1)	2,530	2,905	—	5,435	—
Other customer related charges(2)	8,100	—	—	8,100	—
Stock-based compensation(3)	13,047	8,713	12,044	21,760	23,027
Amortization of acquired intangible assets(4)	14,843	15,309	6,430	30,152	13,378
Acquisition and integration costs(5)	22,864	9,198	—	32,062	—
Acquisition-related inventory adjustments(6)	—	1,778	—	1,778	—
Restructuring and related(7)	5,335	38,654	1,706	43,989	1,560
Litigation charges(8)	4,050	—	—	4,050	—
Amortization of debt discount(9)	4,348	4,241	1,892	8,589	4,671
Gain/Loss on non-marketable equity investment(10)	(1,009)	—	—	(1,009)	—
Income tax effects(11)	(2,470)	(426)	(1,415)	(2,896)	(2,944)
Non-GAAP as adjusted	$(42,018)	$(41,229)	$(1,281)	$(83,247)	$(8,526)

Net Loss per Common Share - Basic and Diluted:
U.S. GAAP as reported	$(0.64)	$(0.69)	$(0.14)	$(1.33)	$(0.32)
Non-GAAP as adjusted	$(0.24)	$(0.23)	$(0.01)	$(0.47)	$(0.06)

Weighted Average Shares Used in Computing Net Loss per Common Share - Basic and Diluted:	178,677	176,406	152,259	177,542	151,296
____________________________

(1)	Business combination accounting principles require Infinera to write down to fair value its maintenance support contracts assumed in the Coriant acquisition. The revenue for these support contracts is deferred and typically recognized over a one-year period, so Infinera's GAAP revenue for the one year period after the acquisition will not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustment eliminates the effect of the deferred revenue write-down. Management believes these adjustments to the revenue from these support contracts are useful to investors as an additional means to reflect revenue trends of Infinera's business.

(2)
Other customer related charges include one-time benefits and charges that are not directly related to Infinera’s ongoing or core business results. During the quarter, Infinera agreed to reimburse a customer for certain expenses incurred by them in connection with a network service outage that occurred during the fourth quarter of fiscal 2018. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that this reimbursement is not indicative of ongoing operating performance.

(3)
Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended			Six Months Ended
	June 29, 2019	March 30, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Cost of revenue	$663	$538	$624	$1,201	$502
Research and development	6,127	3,603	4,192	9,730	8,516
Sales and marketing	2,099	1,547	3,046	3,646	5,944
General and administration	3,230	2,235	2,767	5,465	5,534
	12,119	7,923	10,629	20,042	20,496
Cost of revenue - amortization from balance sheet*	928	790	1,415	1,718	2,531
Total stock-based compensation expense	$13,047	$8,713	$12,044	$21,760	$23,027
 _____________________________

*	Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods recognized in the current period.

(4)
Amortization of acquired intangible assets consists of developed technology, trade names, customer relationships and backlog acquired in connection with the Coriant acquisition, which closed during the fourth quarter of 2018. Amortization of acquired intangible assets also consists of amortization of developed technology, trade names and customer relationships acquired in connection with the Transmode AB acquisition. U.S. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP gross profit, operating expenses and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(5)
Acquisition and integration costs consist of legal, financial, IT, manufacturing-related costs, employee-related costs and professional fees incurred in connection with Infinera's acquisition of Coriant. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.

(6)
Business combination accounting principles require Infinera to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to Infinera's cost of sales excludes the amortization of the acquisition-related step-up in carrying value for units sold in the quarter. Additionally, in connection with the Coriant acquisition, cost of sales excludes a one-time adjustment in inventory as a result of renegotiated supplier agreements that contained unusually higher than market pricing. Management believes these adjustments are useful to investors as an additional means to reflect ongoing cost of sales and gross margin trends of Infinera's business.

(7)
Restructuring and related costs are associated with Infinera's two restructuring initiatives implemented during the fourth quarter of 2018 and during the fourth quarter of 2017, the planned closure of the Company's Berlin, Germany manufacturing facility and Coriant's historical restructuring plan associated with their early retirement plan. In addition, management included accelerated amortization on operating lease right-of-use assets due to the cease use of certain facilities. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.

(8) Litigation charges are associated with the preliminary settlement of a litigation matter agreed to during the quarter ended June 29, 2019. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that this expense is not indicative of ongoing operating performance.

(9)
Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on the $402.5 million in aggregate principal amount of its 2.125% convertible debt issuance in September 2018 due September 2024 and the $150 million in aggregate principal amount of its 1.75% convertible debt issuance in May 2013 due June 2018, over the term of the respective notes. Interest expense has been excluded from Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and provides a better indication of Infinera's underlying business performance.

(10)
Management has excluded the gain on the sale related to non-marketable equity investments in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that this income is not indicative of ongoing operating performance

(11)
The difference between the GAAP and non-GAAP tax provision is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs and amortization of acquired intangible assets.

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	June 29, 2019	December 29, 2018
ASSETS
Current assets:
Cash and cash equivalents	$109,034	$202,954
Short-term investments	1,497	26,511
Short-term restricted cash	2,742	13,229
Accounts receivable, net of allowance for doubtful accounts of $4,129 in 2019 and $3,680 in 2018	260,352	317,115
Inventory	338,793	311,888
Prepaid expenses and other current assets	109,817	85,400
Total current assets	822,235	957,097
Property, plant and equipment, net	159,210	342,820
Operating lease right-of-use assets	64,740	—
Intangible assets	200,991	233,119
Goodwill	229,281	227,231
Long-term restricted cash	26,745	26,154
Other non-current assets	10,817	14,849
Total assets	$1,514,019	$1,801,270
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$194,882	$191,187
Accrued expenses and other current liabilities	158,617	131,891
Accrued compensation and related benefits	77,152	71,152
Accrued warranty	23,364	20,103
Deferred revenue	78,417	88,534
Total current liabilities	532,432	502,867
Long-term debt, net	284,270	266,929
Long-term financing lease obligation	1,413	193,538
Accrued warranty, non-current	20,782	20,918
Deferred revenue, non-current	28,510	31,768
Deferred tax liability	10,094	13,347
Operating lease liabilities	58,631	—
Other long-term liabilities	62,817	68,082
Commitments and contingencies (Note 19)
Stockholders’ equity:
Preferred stock, $0.001 par value Authorized shares – 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value Authorized shares – 500,000 as of June 29, 2019 and December 29, 2018
Issued and outstanding shares – 179,339 as of June 29, 2019 and 175,452 as of December 29, 2018	179	175
Additional paid-in capital	1,715,657	1,685,916
Accumulated other comprehensive loss	(32,236)	(25,300)
Accumulated deficit	(1,168,530)	(956,970)
Total stockholders' equity	515,070	703,821
Total liabilities and stockholders’ equity	$1,514,019	$1,801,270

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 29, 2019	June 30, 2018
Cash Flows from Operating Activities:
Net loss	$(235,257)	$(48,218)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	62,143	33,250
Non-cash restructuring charges and related (credits)	18,172	(81)
Amortization of debt discount and issuance costs	9,245	5,072
Operating lease amortization, net of accretion	23,355	—
Stock-based compensation expense	21,760	23,027
Other loss	10	167
Changes in assets and liabilities:
Accounts receivable	55,216	(22,015)
Inventory	(30,640)	(8,703)
Prepaid expenses and other assets	(30,958)	(1,809)
Accounts payable	4,726	24,458
Accrued liabilities and other expenses	(5,472)	(14,617)
Deferred revenue	(12,267)	2,351
Net cash used in operating activities	(119,967)	(7,118)
Cash Flows from Investing Activities:
Purchase of available-for-sale investments	—	(2,986)
Proceeds from sales of available-for-sale investments	—	23,114
Proceeds from sale of non-marketable equity investments	1,009	—
Proceeds from maturities of investments	25,085	98,112
Acquisition of business, net of cash acquired	(10,000)	—
Purchase of property and equipment	(15,784)	(21,503)
Net cash provided by (used in) investing activities	310	96,737
Cash Flows from Financing Activities:
Proceeds from issuance of debt, net	8,584	—
Repayment of debt	(96)	(150,000)
Proceeds from issuance of common stock	7,740	11,066
Minimum tax withholding paid on behalf of employees for net share settlement	(354)	(964)
Net cash provided by (used in) financing activities	15,874	(139,898)
Effect of exchange rate changes on cash and restricted cash	(33)	(2,218)
Net change in cash, cash equivalents and restricted cash	(103,816)	(52,497)
Cash, cash equivalents and restricted cash at beginning of period	242,337	121,486
Cash, cash equivalents and restricted cash at end of period(1)	$138,521	$68,989
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net of refunds	$13,606	$2,210
Cash paid for interest	$4,687	$1,328
Supplemental schedule of non-cash investing and financing activities:
Third-party manufacturer funding for transfer expenses incurred	$3,327	$—
Transfer of inventory to fixed assets	$2,195	$1,684

(1)     Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets:

	June 29, 2019	June 30, 2018

	(In thousands)
Cash and cash equivalents	$109,034	$63,308
Short-term restricted cash	2,742	308
Long-term restricted cash	26,745	5,373
Total cash, cash equivalents and restricted cash	$138,521	$68,989

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q3'17	Q4'17	Q1'18	Q2'18	Q3'18	Q4'18	Q1'19	Q2'19
GAAP Revenue ($ Mil)	$192.6	$195.8	$202.7	$208.2	$200.4	$332.1	$292.7	$296.3
GAAP Gross Margin %	35.2%	24.1%	40.5%	40.5%	35.0%	25.4%	22.7%	20.7%
Non-GAAP Gross Margin %(1)	39.1%	37.5%	43.7%	43.9%	38.4%	31.8%	35.3%	30.7%
Revenue Composition:
Domestic %	59%	53%	64%	58%	49%	39%	45%	45%
International %	41%	47%	36%	42%	51%	61%	55%	55%
Customers >10% of Revenue	2	1	2	2	2	2	1	1
Cash Related Information:
Cash from Operations ($ Mil)	($20.9)	($1.0)	($14.1)	$7.0	($20.4)	($71.6)	($56.2)	($63.8)
Capital Expenditures ($ Mil)	$11.0	$7.8	$8.0	$13.5	$5.5	$10.7	$6.6	$9.2
Depreciation & Amortization ($ Mil)	$16.8	$16.6	$17.0	$16.3	$17.1	$50.2	$31.0	$31.2
DSOs	65	59	73	65	70	87	83	80
Inventory Metrics:
Raw Materials ($ Mil)	$35.8	$27.4	$30.3	$30.5	$33.6	$74.5	$82.5	$70.4
Work in Process ($ Mil)	$84.3	$59.6	$66.5	$61.6	$56.4	$57.2	$63.0	$59.5
Finished Goods ($ Mil)	$122.7	$127.7	$119.1	$127.2	$121.9	$180.2	$187.0	$208.9
Total Inventory ($ Mil)	$242.8	$214.7	$215.9	$219.3	$211.9	$311.9	$332.5	$338.8
Inventory Turns(2)	1.9	2.3	2.1	2.1	2.3	2.9	2.3	2.5
Worldwide Headcount	2,296	2,145	2,084	2,070	2,079	3,876	3,708	3,632
Weighted Average Shares Outstanding (in thousands):
Basic	148,777	149,412	150,333	152,259	153,492	174,908	176,406	178,677
Diluted(3)	149,714	150,098	151,633	154,777	154,228	175,629	176,602	179,343

(1)
Non-GAAP adjustments include restructuring and related costs (credit), non-cash stock-based compensation expense, certain purchase accounting adjustments related to Infinera's acquisitions, amortization of acquired intangible assets, other customer related charges and certain other one-time charges. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures.

(2)
Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue before adjustments for restructuring and related costs, non-cash stock-based compensation expense, and certain purchase accounting adjustments, divided by the average inventory for the quarter.

(3)	Diluted shares presented for information only.

Infinera Corporation
GAAP to Non-GAAP Reconciliation of Financial Outlook
(In millions, except percentages and per share data)
(Unaudited)

The following amounts represent the midpoint of the expected range:

Q3'19
Outlook
Reconciliation of Revenue:
U.S. GAAP	$328
Acquisition-related deferred revenue adjustment	2
Non-GAAP	$330

Reconciliation of Gross Margin:
U.S. GAAP	27%
Acquisition-related deferred revenue adjustment	1%
Stock-based compensation	1%
Amortization of acquired intangible assets	2%
Restructuring and related	1%
Non-GAAP	32%

Reconciliation of Operating Expenses:
U.S. GAAP	$150
Stock-based compensation	(9)
Amortization of acquired intangible assets	(5)
Acquisition and integration costs	(5)
Restructuring and related	(1)
Non-GAAP	$130

Reconciliation of Operating Margin:
U.S. GAAP	(19)%
Acquisition-related deferred revenue adjustment	1%
Stock-based compensation	3%
Amortization of acquired intangible assets	4%
Acquisition and integration costs	3%
Restructuring and related	1%
Non-GAAP	(7)%

Reconciliation of Net Loss per Common Share:
U.S. GAAP	$(0.40)
Acquisition-related deferred revenue adjustment	0.01
Stock-based compensation	0.06
Amortization of acquired intangible assets	0.07
Acquisition and integration costs	0.06
Restructuring and related	0.01
Amortization of debt discount	0.02
Non-GAAP	$(0.17)